                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                 by and between

                               TURF PARTNERS, INC.

                                  as "Seller,"

                             ECO SOIL SYSTEMS, INC.

                                  as "Parent,"

                                       and

                              J.R. SIMPLOT COMPANY

                                   as "Buyer"

                              Dated: April 5, 2000

                            ASSET PURCHASE AGREEMENT


                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I. DEFINITIONS............................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Defined Terms.............................................................................7

ARTICLE II. PURCHASE AND SALE OF ASSETS...........................................................................8
         2.1      Transfer of Assets..............................................................................8
         2.2      Assumption of Liabilities.......................................................................8
         2.3      Excluded Liabilities............................................................................9
         2.4      Purchase Price Calculation.....................................................................10
         2.5      Payment of Purchase Price......................................................................10
         2.6      Closing Balance Sheet..........................................................................11
         2.7      Closing Costs; Transfer Taxes and Fees.........................................................12
         2.8      Prorations.....................................................................................12
         2.9      Allocation of Purchase Price...................................................................12

ARTICLE III. CLOSING.............................................................................................13
         3.1      Closing........................................................................................13
         3.2      Conveyances at Closing.........................................................................13

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................14
         4.1      Organization of Seller.........................................................................14
         4.2      Subsidiaries...................................................................................14
         4.3      Authorization..................................................................................14
         4.4      No Adverse Change..............................................................................14
         4.5      Assets.........................................................................................15
         4.6      Leases.........................................................................................15
         4.7      Contracts and Commitments......................................................................15
         4.8      Permits........................................................................................16
         4.9      Consents.......................................................................................16
         4.10     No Conflict or Violation.......................................................................16
         4.11     Financial Statements...........................................................................16
         4.12     Books and Records..............................................................................17
         4.13     Litigation.....................................................................................17
         4.14     Labor Matters..................................................................................17
         4.15     Liabilities....................................................................................17
         4.16     Compliance with Law............................................................................18
         4.17     No Brokers.....................................................................................18
         4.18     No Other Agreements to Sell the Assets.........................................................18
         4.19     Proprietary Rights.............................................................................18
         4.20     Employee Benefit Plans.........................................................................19


                                       i


         4.21     Tax Matters....................................................................................19
         4.22     Insurance......................................................................................19
         4.23     Accounts Receivable............................................................................20
         4.24     Inventory......................................................................................20
         4.25     Compliance With Environmental Laws.............................................................20

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................22
         5.1      Organization of Buyer..........................................................................22
         5.2      Authorization..................................................................................22
         5.3      Consents and Approvals.........................................................................22
         5.4      No Brokers.....................................................................................22

ARTICLE VI. COVENANTS OF SELLER AND BUYER........................................................................23
         6.1      Further Assurances.............................................................................23
         6.2      No Solicitation................................................................................24
         6.3      Notification of Certain Matters................................................................24
         6.4      Investigation by Buyer.........................................................................25
         6.5      Conduct of Business............................................................................26
         6.6      Employee Matters...............................................................................27
         6.7      Shareholder Approval...........................................................................28
         6.8      Assumption of Leases...........................................................................29
         6.9      Monthly Financial Statements...................................................................29
         6.10     Board Approval.................................................................................29
         6.11     Working Capital................................................................................30

ARTICLE VII. CONDITIONS TO SELLER'S OBLIGATIONS..................................................................30
         7.1      Representations, Warranties and Covenants......................................................30
         7.2      Consents; Regulatory Compliance and Approval...................................................30
         7.3      No Actions or Court Orders.....................................................................30
         7.4      Certificates...................................................................................30
         7.5      Corporate Documents............................................................................30
         7.6      Assumption Document............................................................................30
         7.7      Ancillary Agreements...........................................................................31
         7.8      Shareholder Approval...........................................................................31
         7.9      Opinion of Counsel.............................................................................31

ARTICLE VIII. CONDITIONS TO BUYER'S OBLIGATIONS..................................................................31
         8.1      Representations, Warranties and Covenants......................................................31
         8.2      Consents; Regulatory Compliance and  Approval..................................................31
         8.3      Releases of Liens..............................................................................31
         8.4      No Actions or Court Orders.....................................................................32
         8.5      Certificates...................................................................................32
         8.6      Material Changes...............................................................................32
         8.7      Corporate Documents............................................................................32
         8.8      Due Diligence Review...........................................................................32
         8.9      Conveyancing Documents; Release of Encumbrances................................................32
         8.10     Name Change....................................................................................33


                                       ii


         8.11     Other Agreements...............................................................................33
         8.12     Shareholder Approval...........................................................................33
         8.13     Opinion of Counsel.............................................................................33
         8.14     Employment of Rehired Employees................................................................33

ARTICLE IX. RISK OF LOSS; CONSENTS TO ASSIGNMENT.................................................................33
         9.1      Risk of Loss...................................................................................33
         9.2      Consents to Assignment.........................................................................34

ARTICLE X. ACTIONS BY SELLER AND BUYER AFTER THE CLOSING.........................................................34
         10.1     Collection of Accounts Receivable and Letters of Credit........................................34
         10.2     Books and Records; Tax Matters.................................................................34
         10.3     Survival of Representations, Etc...............................................................35
         10.4     Indemnifications...............................................................................35
         10.5     Bulk Sales.....................................................................................37
         10.6     Taxes..........................................................................................37
         10.7     Operation of Business..........................................................................38

ARTICLE XI. MISCELLANEOUS........................................................................................38
         11.1     Termination....................................................................................38
         11.2     Assignment.....................................................................................39
         11.3     Notices........................................................................................39
         11.4     Choice of Law..................................................................................40
         11.5     Entire Agreement; Amendments and Waivers.......................................................40
         11.6     Multiple Counterparts..........................................................................40
         11.7     Expenses.......................................................................................40
         11.8     Invalidity.....................................................................................40
         11.9     Titles; Gender.................................................................................41
         11.10    Public Statements and Press Releases...........................................................41
         11.11    Cumulative Remedies............................................................................41
         11.12    Service of Process, Consent to Jurisdiction....................................................41
         11.13    Attorneys' Fees................................................................................41

                                           iii

                                    EXHIBITS


Exhibit

    A             Facilities.........................................................................    A-1

    B             Allocation of Purchase Price.......................................................    B-1

    C             Bill of Sale.......................................................................    C-1

    D             Assignment of Leases...............................................................    D-1

    E             Assignment of Contract Rights......................................................    E-1

    G             Assumption of Certain Liabilities..................................................    G-1

    H             Opinion of Buyer's Counsel.........................................................    H-1

    I             Opinion of Seller's Counsel........................................................    I-1

    J             2000 Budget and Forecast...........................................................    J-1

Disclosure Schedule

    Schedule 1.1           Additional Proprietary Products

    Schedule 4.2           List of Subsidiaries

    Schedule 4.6           List of Leased Real Property

    Schedule 4.7           List of Contracts

    Schedule 4.9           Third Party Consents

    Schedule 4.13          Actions

    Schedule 4.17          Broker Agreements

    Schedule 4.20(c)       Employee Plans

    Schedule 4.20(d)       Multiemployer Plans

    Schedule 4.25          Exceptions to Environmental Compliance

                            ASSET PURCHASE AGREEMENT

             This Asset Purchase Agreement, amended and restated as of April 5, 2000, is by and among J.R. Simplot Company, a Nevada corporation ("Buyer"), Turf Partners, Inc., a Delaware corporation ("Seller"), and Eco Soil Systems, Inc., a Nebraska corporation ("Parent").

                                    RECITALS

             A. Seller owns certain assets which it uses in the conduct of the Business (as defined below). Seller is a wholly-owned subsidiary of Parent.

             B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

             NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

             "ACTION" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

             "AFFILIATE" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

             "ANCILLARY AGREEMENTS" shall mean the Distribution Agreement, the Soil Builders Agreement, the Field Trials Agreement and the Transitional Services Agreement.

             "ASSETS" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal that are used primarily in the Business whether owned by Seller or in which Seller has any interest, including without limitation all of Seller's right, title and interest in the following:

all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of Seller other than intercompany receivables of Seller which are owed by Parent or any entity which, on the Closing Date, is an affiliate of Parent or Seller;

                  (a) all cash and cash equivalents held by Seller;

                  (b) all Contract Rights, to the extent transferable;

                  (c) all Leases other than those Buyer does not elect to assume pursuant to Section 6.8;

                  (d) all Leasehold Estates, to the extent transferable;

                  (e) all Leasehold Improvements;

                  (f) all Fixtures and Equipment;

                  (g) all Inventory;

                  (h) all Books and Records;

                  (i) all Proprietary Rights owned by the Business, to the extent transferable;

                  (j) to the extent transferable, all Permits;

                  (k) all computers and, to the extent transferable software;

                  (l) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the Business;

                  (m) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

                  (n) all deposits and prepaid expenses of Seller; and

                  (o) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date;

but excluding therefrom the Excluded Assets.

             "BALANCE SHEET" shall mean the audited consolidated balance sheet of Seller at December 31, 1999 together with the notes thereon.

             "BALANCE SHEET DATE" shall mean December 31, 1999.

             "BOOKS AND RECORDS" shall mean (a) all records and lists of Seller pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of Seller, (c) all product, business and marketing plans of Seller and (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Seller, but excluding the originals of Seller's minute books, stock books and tax returns.

             "BUSINESS" shall mean Seller's business of selling Eco Soil BioJect programs, FreshPack products, traditional chemical fertilizers and pesticides and other turf maintenance products in golf course and turf markets.

             "CLOSING DATE" shall mean a date two business days following the satisfaction or waiver of all conditions to the obligations of Buyer and Seller to consummate the transactions contemplated hereby (other than conditions with respect to actions Buyer and Seller will take at the Closing itself) to be agreed upon by Buyer and Seller, but not before July 15, 2000 or after August 1, 2000, or such other date as Buyer and Seller shall mutually agree upon.

             "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

             "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement dated _______, ____ by and among Parent, Seller and Buyer.

             "CONTRACT" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, personal property lease, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding all Leases and Employee Plans.

             "CONTRACT RIGHTS" shall mean all of Seller's rights and obligations under the Contracts listed on Schedule 4.7 and all supply contracts and customer contracts, whether or not listed on Schedule 4.7.

             "COPYRIGHTS" shall mean registered copyrights, copyright applications and unregistered copyrights.

             "COURT ORDER" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

             "DEFAULT" shall mean (1) a breach of or default under any Contract or Lease, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

             "DISCLOSURE SCHEDULE" shall mean a schedule executed and delivered by Seller to Buyer as of the date hereof and updated as of the Closing Date which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

             "DISTRIBUTION AGREEMENT" shall mean an agreement to be entered into by Parent and Buyer on or prior to the Closing Date pursuant to which Buyer will distribute Parent's proprietary products in turf markets.

             "EBITDA" shall mean shall mean, for the Business (as conducted by Seller prior to Closing Date and Buyer on and after the Closing Date) for a given calendar year, the net income or loss earned or incurred by the Business from continuing operations during such calendar year (as determined in accordance with GAAP), subject to the following adjustments: (a) said net income or loss shall be increased by the provision for income taxes recorded (in accordance with GAAP) by the Business with respect to such calendar year or decreased by the benefit from income taxes recorded (in accordance with GAAP) by the Business for such calendar year; (b) said net income or loss shall be increased by interest expense incurred by the Business for such calendar year and decreased by interest income earned by the Business for such calendar year (other than late charges received from customers); (c) said net income or loss shall be increased by depreciation and/or amortization expenses or charges recorded (in accordance with GAAP) by the Business for such calendar year with respect to property, equipment, goodwill or other depreciable or amortizable tangible or intangible assets; (d) said net income or loss shall be decreased by the Business's revenue from the sale of BioJect, CleanRack and FreshPack products and shall be increased by the costs of goods sold, salesperson expense and any other expenses allocable to sales of BioJect, CleanRack and FreshPack products; and (e) said net income or loss shall be decreased by the selling, general and administrative expenses incurred by Parent on behalf of the Business and up to $300,000 of such expenses incurred by Buyer on behalf of the Business.

             "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

             "EXCLUDED ASSETS," notwithstanding any other provision of this Agreement, shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

                  (a) any right, title or interest of Seller in any BioJect systems;

                  (b) any right, title or interest of Seller in any intellectual property, including without limitation any patents or patent rights, copyrights or trademarks, relating to BioJect systems, microbial products for use therein, FreshPack products, CleanRack products and the other proprietary products listed on Schedule 1.1 of the Disclosure Schedule;

                  (c) all Permits, to the extent not transferable;

                  (d) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities;

                  (e) all intercompany receivables of Seller which are owed by Parent or any entity which, on the Closing Date, is an affiliate of Parent or Seller;

                  (f) all Leases Buyer elects not to assume pursuant to Section
6.8 hereof; and

                  (g) all Employee Plans and all assets relating to the Employee Plans.

             "FACILITIES" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Exhibit A attached hereto.

             "FIELD TRIALS AGREEMENT" shall mean the agreement to be entered into by Parent and Simplot on or prior to the Closing Date pursuant to which Simplot will conduct trials of Parent's proprietary products on its potato fields.

             "FINANCIAL STATEMENTS" shall mean the audited Balance Sheets dated December 31, 1999, and the related unaudited statements of operations, changes in stockholders' equity and cash flow for the year ended December 31, 1999.

             "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Seller and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, including all warranty rights with respect thereto.

             "FORMER FACILITY" shall mean each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities that was owned, leased or operated by Seller at any time prior to the date hereof, but excluding any Facilities.

             "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

             "INVENTORY" shall mean all of Seller's inventory held for resale and all of Seller's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

             "LEASED REAL PROPERTY" shall mean all leased property described in the Leases.

             "LEASEHOLD ESTATES" shall mean all of Seller's rights and obligations as lessee under the Leases.

             "LEASEHOLD IMPROVEMENTS" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by Seller.

             "LEASES" shall mean all of the existing leases with respect to the Facilities listed on Schedule 4.6 delivered in advance of Closing.

             "LIABILITIES" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

             "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean with respect to the Business or the Assets any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, assets, Liabilities or operations of the Business and/or the Assets or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

             "NET TANGIBLE ASSETS" shall mean the Assets of Seller minus (i) intangible assets such as goodwill, trademarks and other proprietary rights and
(ii) total liabilities. For purposes of the calculation of Net Tangible Assets,
(i) Seller's accounts receivable shall include the reserve for bad debts or uncollectable amounts required by generally accepted accounting principles consistently applied and (ii) inventory shall be valued at the lesser of cost or market and shall exclude obsolete and non-sellable inventory.

             "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase shall mean the ordinary course of the Business and consistent with Seller's past practice.

             "PATENTS" shall mean all patents and patent applications and registered design and registered design applications.

             "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business.

             "PURCHASED ASSETS" shall mean all of Seller's right, title and interest in and to the Assets.

             "REGULATIONS" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

             "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

             "SOIL BUILDERS AGREEMENT" shall mean the agreement to be entered into by Parent and Simplot Soil Builders on or prior to the Closing Date pursuant to which Parent' s proprietary products will be sold in Soil Builders stores.

             "SUBSIDIARY" shall mean with respect to any person (a) any corporation in an unbroken chain of corporations beginning with such person if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which such person, or a Subsidiary of such person, is a general partner, (c) any partnership in which such person or a Subsidiary of such person, possesses a 50% or greater interest in the total capital or total income of such partnership; or (d) any limited liability company in which such person controls membership interests of 50% or greater.

             "TAX" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

             "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

             "TRADEMARKS" shall mean the registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks listed on Schedule 4.19 of the Disclosure Schedule.

             "TRANSITIONAL SERVICES AGREEMENT" shall mean an agreement to be entered into by Buyer and Parent on the Closing Date pursuant to which Parent will provide cash management, information technology and sales management services to Buyer, which services shall be consistent with those historically performed by Parent on behalf of Seller and for which Parent will charge Buyer a service fee equal to Parent's costs of providing such services.

         1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:


                  Term                                                          Section
                  ----                                                          -------
                  Adjustment Amount                                             2.5(b)
                  Assumed Liabilities                                           2.2
                  Assumption Documents                                          3.2(b)
                  Bulk Sales Act                                                10.6
                  Claim                                                         10.4(d)
                  Claim Notice                                                  10.4(d)
                  Cleanup                                                       4.25(a)(i)
                  Closing                                                       3.1
                  Consultant                                                    6.4(b)
                  Damages                                                       10.4(a)


                                       7

                  Employee Plan                                                 4.20
                  Environmental Claim                                           4.25(a)(ii)
                  Environmental Laws                                            4.25(a)(iii)
                  ERISA                                                         4.20(a)
                  Excluded Liabilities                                          2.3
                  Hazardous Materials                                           4.25(a)(iv)
                  June 30, 2000 Balance Sheet                                   2.5(a)
                  Net Book Value                                                2.5(b)
                  Permitted Encumbrances                                        4.5
                  Proprietary Rights                                            4.19(a)
                  Proxy Statement                                               6.7(a)
                  Proposed Acquisition Transaction                              6.2(a)
                  Purchase Price                                                2.4
                  Rehired Employees                                             6.6(a)
                  Release                                                       4.25(a)(v)
                  SEC                                                           6.7(a)
                  Shareholders' Meeting                                         6.7(a)


                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

         2.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances, in exchange for Buyer's payment to Seller of the Purchase Price provided below.

         2.2 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume the following, and only the following, Liabilities of Seller (the "Assumed Liabilities"):

             (a) All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Contracts, but not including any Liability for any Default under any such Contract occurring on or prior to the Closing Date;

             (b) All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Leases Buyer elects to assume pursuant to Section 6.8, but not including any Liability for any Default under any such Lease occurring on or prior to the Closing Date;

             (c) Other than intercompany indebtedness (which is addressed in Section 2.3(h)), all of Seller's accounts payable set forth on the Balance Sheet or incurred after the Balance Sheet Date (i) in the ordinary course of business,
(ii) consistent with amounts historically incurred and (iii) in compliance with the terms of this Agreement;

             (d) Seller's obligations under its Loan and Security Agreement, dated June 30, 1999 between Seller and Coast Business Credit (the "Coast Loan"); and

             (e) Sales Taxes payable with respect to product sold to customers between July 1, 2000 and the to the Closing Date and all Taxes imposed on Seller by law which Buyer has agreed pursuant to Section 2.7 below to pay.

         2.3 EXCLUDED LIABILITIES. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Seller, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:

             (a) Except as otherwise provided in Section 6.6, any Liability to or in respect of any employees or former employees of Seller including without limitation (i) any employment agreement, whether or not written, between Seller and any person, (ii) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or Parent or under which Seller or Parent may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

             (b) Any Liability of Parent or Seller in respect of any Tax (except as contemplated by Section 2.2(e) above and Section 2.7 below);

             (c) Any Liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products manufactured or from services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date;

             (d) Any Liability of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

             (e) Any Liability of Parent or Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of Parent or Seller pursuant to Article X hereof);

             (f) Any Liability related to any Former Facility or any Lease Buyer elects not to assume pursuant to Section 6.8 hereof;

             (g) Environmental Claims arising from occurrences prior to the Closing Date; and

             (h) All intercompany payables of Seller which are owed by Seller to Parent or any entity which, on the Closing Date, is an affiliate of Parent or Seller.

         2.4 PURCHASE PRICE CALCULATION. The purchase price for the Assets (the "Purchase Price") shall be calculated as six (6) times the year 2000 EBITDA, subject to the following adjustments. The adjustments in subparagraphs (a), (b) and (c) below will be calculated from the June 30, 2000 balance sheet and are hereafter referred to as the "Adjustment Amounts"; adjustment (e) will be calculated from the audited December 31, 2000 balance sheet and prior months' unaudited interim balance sheets.

             The Purchase Price shall equal six (6) times the year 2000 EBITDA:

             (a) less the amount, if any, of any accounts payable shown on the June 30, 2000 balance sheet that are past due (which shall exclude intercompany payables of Seller which are owed by Seller to Parent);

             (b) less the amount, if any, shown on the June 30, 2000 balance sheet to be due to salesmen for commissions or other incentive programs beyond the normal arrears period of three months;

             (c) less the amount, if any, shown on the June 30, 2000 balance sheet by which Three Million Dollars ($3,000,000) exceeds the Net Tangible Assets or plus the amount, if any, shown on the June 30, 2000 balance sheet by which the Net Tangible Assets exceeds Three Million Dollars; and

             (d) less the amount of the average balance outstanding on the Coast Loan over the period from January 1, 2000 to December 31, 2000. This amount will be calculated by averaging the amounts of the Coast Loan balance shown on each month-end balance sheet for the year.

         2.5 PAYMENT OF PURCHASE PRICE.

             (a) DOWN PAYMENT. On the Closing Date, Buyer will pay to Seller the amount of Twenty Million Dollars ($20,000,000) reuced or increased, as the case may be, by (i) adjustments (a) through (d) of Section 2.4 (the "Adjustment Amounts") above as they can best be calculated from the unaudited June 30, 2000 balance sheet and (ii) a reduction equal to the product derived from the following formula:

             13.5 x [actual EBITDA - (.75 x budgeted EBITDA)]

in the event the EBITDA of the Business through June 30, 2000 is less than seventy-five percent of the budgeted $3,100,000. The aggregate amount of any reductions required by the preceding sentence shall not exceed Five Million Dollars ($5,000,000). This down payment will also be reduced by the amount, if any, by which the amount outstanding on the Coast Loan exceeds Seventeen Million Dollars ($17,000,000) on June 30, 2000.

             (b) BALANCE. On March 1, 2001, Buyer will pay to Seller the difference, if any, between the Purchase Price and the down payment described in
Section 2.5(a). In addition, the
final payment of the Purchase Price will be adjusted to reflect any differences in the adjustment amounts set forth in Section 2.4 above indicated by differences between the unaudited June 30, 2000 balance sheet used on Closing Date, and the final audited version of the June 30, 2000 balance sheet. Seller will have no obligation to make any refund to Buyer if the down payment made pursuant to Section 2.5(a) exceeds the final Purchase Price.

         2.6 CLOSING BALANCE SHEET.

             (a) On or before August 15, 2000, Seller shall prepare and deliver to Buyer, (i) an audited balance sheet as of June 30, 2000 (the "Closing Balance Sheet") and (ii) a reasonably detailed calculation of the Adjustment Amounts. The Closing Balance Sheet shall be prepared by Seller's personnel in accordance with generally accepted accounting principles, as applied in preparation of the Balance Sheet, and shall fairly and accurately present the Assets, Liabilities (including reserves) and financial position of the Business, with respect to the Assets, as of June 30, 2000.

             (b) DISPUTED ADJUSTMENT AMOUNT. If the Adjustment Amounts calculated by Seller from the Closing Balance sheet indicates a larger down payment should have been paid at Closing, Buyer shall remit any additional down payment to Seller, unless Buyer disagrees with Seller's calculations. If Buyer shall disagree with the Adjustment Amounts after receiving the Closing Balance Sheet and Seller's calculation of the Adjustment Amounts, it shall notify Seller of such disagreement in writing specifying in detail the particulars of such disagreement within ten (10) days after Buyer's receipt of the Closing Balance Sheet. Buyer and Seller shall use their best efforts for a period of ten (10) calendar days after Buyer's delivery of the notice contemplated by the preceding sentence (or such longer period as Buyer and Seller shall mutually agree upon) to resolve any disagreements raised by Buyer with respect to the calculation of the Adjustment Amounts. If, at the end of such period, Buyer and Seller are unable to resolve such disagreements, Ernst & Young LLP and Arthur Andersen LLP, independent auditors of Seller and Buyer, respectively, shall jointly select a third independent auditor of recognized national standing to resolve any remaining disagreements. The determination by such third independent auditor shall be final, binding and conclusive on the parties. Buyer and Seller shall use their best efforts to cause such third independent auditor to make its determination within thirty (30) calendar days of accepting its selection. The fees and expenses of such third independent auditor shall be borne by Buyer and Seller equally. Buyer and Seller shall use the Closing Balance Sheet as determined pursuant to this paragraph (b) to reconcile the Adjustment Amounts as appropriate to reflect differences between the unaudited and audited June 30, 2000 balance sheets.

             (c) STATEMENT OF OPERATIONS. On or before February 15, 2001, Buyer shall prepare and deliver to Seller, (i) an audited statement of operations of the Business for the period July 1, 2000 to December 31, 2000 and (ii) a reasonably detailed calculation of EBITDA for the Business for such year. The audited statement of operations shall be prepared by Buyer's personnel in accordance with generally accepted accounting principles and shall fairly and accurately present the results of operations of the Business for the period July 1, 2000 to December 31, 2000.

             (d) DISPUTED PURCHASE PRICE CALCULATION. If Seller shall disagree with the EBITDA calculation after receiving the audited statement of operations from Buyer, it shall notify Buyer of such disagreement in writing specifying in detail the particulars of such disagreement within ten (10) days after Seller's receipt of the audited statement of operations. Buyer and Seller shall use their best efforts for a period of ten (10) calendar days after Seller's delivery of the notice contemplated by the preceding sentence (or such longer period as Buyer and Seller shall mutually agree upon) to resolve any disagreements raised by Seller with respect to the calculation of EBITDA. If, at the end of such period, Buyer and Seller are unable to resolve such disagreements, Ernst & Young LLP and Arthur Andersen LLP, independent auditors of Seller and Buyer, respectively, shall jointly select a third independent auditor of recognized national standing to resolve any remaining disagreements. The determination by such third independent auditor shall be final, binding and conclusive on the parties. Buyer and Seller shall use their best efforts to cause such third independent auditor to make its determination within thirty (30) calendar days of accepting its selection. The fees and expenses of such third independent auditor shall be borne by Buyer and Seller equally. On March 1, 2001, Buyer shall pay to Seller the balance of the Purchase Price contemplated by Section 2.5(b) based on the EBITDA calculation proposed by Buyer if a dispute continues to exist, and Buyer shall pay the remainder of the balance of the Purchase Price, if any, following resolution of such dispute in accordance herewith.

         2.7 CLOSING COSTS; TRANSFER TAXES AND FEES. Buyer shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Purchased Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Buyer shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred.

         2.8 PRORATIONS. All rent, utilities and other lease charges with respect to Leases assumed by Buyer shall be prorated between Buyer and Seller as of the Closing Date. Such proratidons shall, insofar as feasible, be determined and paid at the Closing, with best efforts to achieve final settlement of such prorations within 30 days after the Closing. Seller shall be responsible for payment of all unpaid rent, common area maintenance expenses and real property taxes through the Closing Date.

         2.9 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among Purchased Assets in the manner required by Section 1060 of the Code and regulations thereunder.

                                  ARTICLE III.

                                     CLOSING

         3.1 CLOSING. The Closing of the transactions contemplated herein (the "Closing") shall be held at 9:00 a.m. local time on the Closing Date at the offices of Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, unless the parties hereto otherwise agree.

         3.2 CONVEYANCES AT CLOSING.

             (a) INSTRUMENTS AND POSSESSION. To effect the sale and transfer referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

                  (i) one or more bills of sale, in the form attached hereto as Exhibit C, conveying in the aggregate all of Seller's owned personal property included in the Purchased Assets;

                  (ii) subject to Section 9.2, Assignments of Lease in the form attached hereto as Exhibit D with respect to the Leases;

                  (iii) subject to Section 9.2, Assignments of Contract Rights, each in the form of Exhibit E attached hereto, with respect to the Contract Rights;

                  (iv) Assignments of Trademarks and other Proprietary Rights (including an assignment of all of Seller's rights, title and interest to the name "Turf Partners," and all variations thereof), a schedule of which shall be provided at Closing, in recordable form to the extent necessary to assign such rights;

                  (v) all cash and cash equivalents of the Business; and

                  (vi) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions hereof.

             (b) ASSUMPTION DOCUMENT. Upon the terms and subject to the conditions contained herein, at the Closing Buyer shall deliver to Seller an instrument of assumption substantially in the form attached hereto as Exhibit G, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").

             (c) FORM OF INSTRUMENTS. To the extent that a form of any document to be delivered hereunder is not attached as an exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer.

             (d) CERTIFICATES. Buyer and Seller shall deliver the certificates, opinions of counsel and other matters described in Articles VII and VIII.

             (e) CONSENTS. Subject to Section 9.2, Seller shall deliver all Permits and any other third party consents required for the valid transfer of the Purchased Assets as contemplated by this Agreement.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

             Seller hereby represents and warrants to Buyer as follows, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         4.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Purchased Assets or the Business. Copies of the Certificate of Incorporation and Bylaws of Seller, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof.

         4.2 SUBSIDIARIES. Except as set forth in Schedule 4.2, Seller does not have any Subsidiaries. Other than as listed on Schedule 4.2, Seller has no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity.

         4.3 AUTHORIZATION. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. No other corporate proceedings on the part of Parent or Seller are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, except for the approval of the boards of directors of Seller and Parent as contemplated by
Section 6.10 hereof, the approval by Parent as the sole stockholder of Seller and approval of Parent's shareholders contemplated by Section 6.7 hereof. This Agreement has been duly executed and delivered by Parent and Seller and upon approval by the boards of directors of Seller and Parent will be, a legal, valid and binding obligation of Parent and Seller enforceable against them in accordance with its terms.

         4.4 NO ADVERSE CHANGE. Since the Balance Sheet Date:

             (a) there has been no actual or threatened adverse change in the financial condition or results of operation, the Business or the Assets or any event, condition or state of facts, in either case that is, or would result in a material adverse change in the Assets or the Business;

             (b) there has not been any sale or other disposition, except in the ordinary course of business of any of the Assets, or any Encumbrance placed on the Assets; and

             (c) Seller has operated the Business in the ordinary course so as to preserve the Business intact, to keep available to the Business the services of Seller's employees, and to preserve the Business and the goodwill of Seller's suppliers, customers, distributors and others having business relations with it.

         4.5 ASSETS. Excluding the Leased Real Property, Seller has and will transfer good and marketable title to the Purchased Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Purchased Assets, free and clear of any Encumbrances, except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of business ("Permitted Encumbrances").

         4.6 LEASES. Schedule 4.6 contains a list of all real property leased by Seller. Except as set forth on Schedule 4.6, the properties of Seller are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances not of a financial nature, which do not materially interfere with the use of the property in the conduct of the business of Seller. Each lease is in full force and effect and permits Seller with the right to lease the subject property through the stated terms thereof. Seller, and to the best of Seller's knowledge, the other parties to each such Lease have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller.

         4.7 CONTRACTS AND COMMITMENTS.

             (a) CONTRACTS. Schedule 4.7 sets forth a complete and accurate list of all Contracts of the following categories:

                  (i) Contracts not made in the ordinary course of business;

                  (ii) Employment contracts and severance agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of Seller or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or Parent or Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                  (iii) Labor or union contracts;

                  (iv) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $200,000 and not cancelable (without Liability) within 30 calendar days;

                  (v) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, individually in excess of or in the aggregate in excess of $100,000, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Seller in the ordinary course of business to purchasers of its products); and

                  (vi) Contracts containing covenants limiting the freedom of Seller or any officer, director or stockholder of Seller, to engage in any line of business or compete with any person.

Seller has delivered to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.7, including all amendments and supplements thereto.

             (b) ABSENCE OF DEFAULTS. All of the Contracts and Leases to which Seller is party or by which it or any of the Purchased Assets is bound or affected are valid, binding and enforceable in accordance with their terms. Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts and Leases. Seller, and to the best of Seller's knowledge, the other parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller.

         4.8 PERMITS. Seller has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of its Business or in the ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances, except such Permits the failure of which to obtain would not have a material adverse effect on the Purchased Assets or the Business. Seller is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit, except where such Default would not have a material adverse effect on the Purchased Assets or the Business.

         4.9 CONSENTS. Other than in connection with or in compliance with the provisions of the HSR Act, and except as disclosed on Schedule 4.9 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Parent or Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

         4.10 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Parent or Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Parent or Seller, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Purchased Assets under, any of the terms, conditions or provisions of any Contract, Lease or Permit, (i) to which Seller is a party or (ii) by which the Purchased Assets are bound, (c) violate any Regulation or Court Order, (d) impose any Encumbrance on the Purchased Assets or the Business, except in the case of each of clauses (a), (b), (c) and (d) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate would not have a material adverse effect on the Assets, the Business or on the ability of Parent or Seller to consummate the transactions contemplated hereby.

         4.11 FINANCIAL STATEMENTS. Seller has heretofore delivered to Buyer the Financial Statements. The Financial Statements, all subsequent interim financial statements, the unaudited

June 30, 2000 balance sheet and the Closing Balance Sheet previously provided by Seller to Buyer or which Seller will provide to Buyer pursuant hereto (a) are and will be in accordance with the books and records of Seller, (b) have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (c) fairly and accurately present and will present the assets, Liabilities (including all reserves) and financial position of Seller as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended, subject only to normal year-end adjustments with respect to any interim financial statements. The Balance Sheet has been audited by Ernst & Young LLP, independent certified public accountants, whose report thereon is included with such Financial Statements.

        4.12 BOOKS AND RECORDS. Seller has made and kept (and given Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Seller. The minute books of Seller previously delivered to Buyer accurately and adequately reflect all action previously taken by the stockholders, board of directors and committees of the board of directors of Seller. The copies of the stock book records of Seller previously delivered to Buyer are true, correct and complete, and accurately reflect all transactions effected in Seller's stock through and including the date hereof. Seller has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller.

        4.13 LITIGATION. Except as set forth on Schedule 4.13, there are no Actions pending, or to the best of Seller's knowledge, threatened or anticipated
(a) against, related to or affecting (i) Seller, the Business or the Assets (including with respect to Environmental Laws), (ii) any officers or directors of Seller as such, or (iii) any stockholder of Seller in such stockholder's capacity as a stockholder of Seller, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability, or (d) in which Seller is a plaintiff, including any derivative suits brought by or on behalf of Seller. Seller is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Seller, the Business or the Assets.

        4.14 LABOR MATTERS. Seller is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Seller has not experienced any attempt by organized labor or its representatives to make Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Seller. There is no labor strike or labor disturbance pending or, to the best of Seller's knowledge, threatened against Seller nor is any grievance currently being asserted, and Seller has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice.

        4.15 LIABILITIES. Other than Excluded Liabilities, Seller has no material Liabilities due or to become due, except (a) Liabilities which are set forth or reserved for on the Balance Sheet, which have not been paid or discharged since the Balance Sheet Date, (b) Liabilities arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in the Disclosure Schedule (and under those Contracts, Leases and

Permits which are not required to be disclosed on the Disclosure Schedule) and
(c) Liabilities incurred since the Balance Sheet Date in the ordinary course of business and in accordance with this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a material adverse effect on the Business or the Assets.

        4.16 COMPLIANCE WITH LAW. Seller and the conduct of the Business have not violated and are in compliance with all Regulations and Court Orders relating to the Assets or the Business or operations of Seller, except where the violation or failure to comply, individually or in the aggregate, would not have a material adverse effect on the Assets or the Business.

        4.17 NO BROKERS. Except as set forth on Schedule 4.17, neither Parent, Seller nor any of their respective officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

        4.18 NO OTHER AGREEMENTS TO SELL THE ASSETS. Neither Parent nor Seller nor any of their respective officers, directors, shareholders or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the ordinary course of business), to sell or effect a sale of a majority of the capital stock of Seller, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

        4.19 PROPRIETARY RIGHTS.

             (a) Schedule 4.19 lists all of Seller's rights in or to federal, state and foreign registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of Seller's copyrights and all pending applications therefor, whether or not registered, that are used by or on behalf of Seller in connection with its business (collectively, "Proprietary Rights"). Seller has no patents, or pending patents.

             (b) No person has a right to receive a royalty or similar payment in respect of any Proprietary Rights whether or not pursuant to any contractual arrangements entered into by Seller. Neither Parent nor Seller has any licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights.

             (c) Seller owns and has the sole right to use each of the Proprietary Rights. Except as set forth on Schedule 4.19 and except for applications pending, all of the trademarks listed on the Disclosure Schedule have been duly issued and except as set forth on the Disclosure Schedule, all of the other Proprietary Rights exist, are registered and are subsisting. None of the Proprietary Rights is involved in any pending or threatened litigation. Seller has not received any notice of invalidity or infringement of any rights of others with respect to such Proprietary Rights. Seller has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other firm, corporation, association or person. To the knowledge of Seller, no other firm, corporation, association or person (i) has the right to use any such trademarks on the goods on which they are now being used in Seller's market area either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such firm, corporation, association or person, to cause confusion with the trademarks or to cause a mistake or to deceive, (ii) has notified Seller that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) is infringing upon any such Proprietary Rights in any way. To the knowledge of Seller, Seller's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceedings have been instituted against or notices received by Seller that are presently outstanding alleging that Seller's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. All of the Proprietary Rights are valid and enforceable rights of Seller in Seller's market area and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

        4.20 EMPLOYEE BENEFIT PLANS.

             (a) With respect to each employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Parent or Seller (each an "Employee Plan") covering any employee of Seller, none of such Employee Plans maintained or contributed to by Seller or any of its subsidiaries is subject to Title I of ERISA.

             (b) Except as set forth on Schedule 4.20(c) of the Disclosure Schedule, with respect to all Employee Plans maintained by Seller or any of its subsidiaries, individually and in the aggregate, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded obligations which have not been accounted for by reserves.

             (c) Except as set forth on Schedule 4.20(d), Seller is not a party or has contributed to any Multiemployer Plan as defined in Section 3(37) of ERISA.

        4.21 TAX MATTERS. Seller and Parent have filed all state, local and federal tax returns in timely manner or extensions for filing have been obtained and any taxes owing pursuant to such returns have been fully paid. Neither Seller nor Parent are presently under audit with respect to any such returns. Seller and Parent are current on all employee withholding tax remittances and all such remittances owing for the period ending June 30, 2000 shall be paid prior to or at Closing.

        4.22 INSURANCE. All insurance coverage applicable to Seller, the Business and the Assets is in full force and effect, insures Seller in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which Seller is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion, which Default or failure to give notice or present any claim would have a material adverse effect on the Purchased Assets or the Business. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. All products liability, general liability and workers' compensation insurance policies maintained by Seller have been occurrence policies and not claims made policies.

        4.23 ACCOUNTS RECEIVABLE. The accounts receivable set forth on the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Balance Sheet and, in the case of accounts receivable arising since the Balance Sheet Date, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Balance Sheet.

        4.24 INVENTORY. The Inventory as set forth on the Balance Sheet or arising since the Balance Sheet Date was acquired and has been maintained in accordance with the regular business practices of Seller, consists of new and unused items of a quality and quantity usable or saleable in the ordinary course of business within the past six months, and is valued at reasonable amounts based on the normal valuation policy of Seller at prices equal to the lower of cost or market value on a first-in-first-out basis. None of such Inventory is obsolete, unusable, slow moving, damaged or unsalable in the ordinary course of business, except for such items of Inventory which have been written down to realizable market value, or for which adequate reserves have been provided, in the Balance Sheet.

        4.25 COMPLIANCE WITH ENVIRONMENTAL LAWS.

             (a) As used in this Agreement:

                  (i) "Cleanup" means all actions required to (A) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (B) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                  (ii) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by Seller, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  (iii) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

                  (iv) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                  (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in, the air, soil, surface water, groundwater or property.

             (b) Except as set forth on Schedule 4.25, Seller is in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Seller of all material Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). Seller has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Seller is not in such compliance, and there are no past or present (or, to the knowledge of Seller, future) actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future. All Permits and other governmental authorizations currently held by Seller pursuant to applicable Environmental Laws are identified in Schedule 4.25.

             (c) Except as set forth on Schedule 4.25, there is no material Environmental Claim pending or overtly threatened against Seller or, to the knowledge of Seller, against any Person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

             (d) Except as set forth on Schedule 4.25, to the knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material, which are reasonably likely to form the basis of any material Environmental Claim against Seller or against any Person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

             (e) Except as set forth on Schedule 4.25, to the knowledge of Seller, Seller has not, and no other Person has, Released, placed, stored, buried or dumped Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Seller.

             (f) Except as set forth on Schedule 4.25, Seller has delivered or otherwise made available for inspection to Simplot true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Seller pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Seller, or regarding Seller's compliance with applicable Environmental Laws.

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

             Buyer hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, to Parent and Seller as follows:

         5.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

         5.2 AUTHORIZATION. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         5.3 CONSENTS AND APPROVALS. Other than in connection with or in compliance with the provisions of the HSR Act, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         5.4 NO BROKERS. Neither Buyer nor any of its officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller or Parent or any of their respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                                  ARTICLE VI.

                          COVENANTS OF SELLER AND BUYER

             Parent, Seller and Buyer each covenant with the other as follows:

         6.1 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; PROVIDED, HOWEVER that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any Regulations, (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (D) to lift or rescind any injunction or restraining order or other Court Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (E) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities, and
(F) to fulfill all conditions to this Agreement; PROVIDED, HOWEVER, neither Buyer nor Seller shall be obligated to take or perform any such actions after August 31, 2000. As soon as practical after the execution and delivery of this Agreement, but no later than twenty (20) days after such execution and delivery, Buyer and Seller shall make all filings required under the HSR Act, and Buyer and Seller will promptly file any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act, and will comply in all material respects with the requirements of the HSR Act. Each Party shall use its reasonable efforts to resolve objections, if any, which may be asserted with respect to the purchase and sale of the Purchased Assets under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"). Notwithstanding the foregoing, in no event shall Buyer or Seller have an obligation to continue to seek to resolve objections under Antitrust Laws on or after August 31, 2000 if such party wishes to exercise its rights to terminate this Agreement pursuant to Section 11.1(a)(ii) and such party otherwise has complied in all material respects with its obligations under this Agreement, including under this Section 6.1. Seller shall reimburse Buyer for one-half of the filing fee promptly following Buyer's and Seller's making the filings required under the HSR Act. In addition, Seller will commence all action required under this Section 6.1 by a date which is early enough to allow the transactions contemplated hereunder to be consummated by the Closing Date.

         6.2 NO SOLICITATION.

             (a) NO SOLICITATION. From the date hereof through the Closing or the earlier termination of this Agreement, each of Parent, Seller and their Representatives shall not, and shall cause each of their respective shareholders or Representatives (including without limitation investment bankers, attorneys and accountants), not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its Representatives, concerning any sale of all or a portion of the Purchased Assets or the Business, or of any shares of capital stock of Seller, or any merger, consolidation, liquidation, dissolution or similar transaction involving Seller unless such proposed transaction relates to an acquisition of Parent as an entirety, proposed by a third party, and not solicited by Parent or its Representatives (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). Seller and its subsidiaries shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to Seller or any of its subsidiaries for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction. Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to any of the foregoing. Seller shall notify Buyer promptly (orally and in writing) if any such written offer, or any inquiry or contact with any person with respect thereto, is made and shall provide Buyer with a copy of such offer and shall keep Buyer informed on the status of any negotiations regarding such offer. Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party.

             (b) NOTIFICATION. Seller will immediately notify Buyer if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Buyer of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party.

         6.3 NOTIFICATION OF CERTAIN MATTERS. From the date hereof through the Closing, Seller shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of Parent, Seller, or any of their respective affiliates, or of any of their respective shareholders or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Buyer of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect Seller, the Assets or the Business.

         6.4 INVESTIGATION BY BUYER. Subject to the Confidentiality Agreement, from the date hereof through the Closing Date:

             (a) Seller shall, and shall cause its officers, directors, employees and agents to, afford the Representatives of Buyer and its affiliates complete access at all reasonable times to the Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts of Seller, and shall furnish Buyer and its Representatives all financial, operating and other data and information as Buyer or its affiliates, through their respective Representatives, may reasonably request.

             (b) (i) Buyer shall have the right, at its sole cost and expense to (A) conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Leased Real Property, and such other procedures as may be recommended by an independent environmental consultant selected by Buyer (the "Consultant") based on its reasonable professional judgment, in a manner consistent with good engineering practice, (B) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental conditions or environmental noncompliance, and (C) inspect all buildings and equipment at the Leased Real Property, including without limitation the visual inspection of the Facilities for asbestos-containing construction materials; PROVIDED, in each case, such tests and inspections shall be conducted only (1) during regular business hours; and (2) in a manner which will not unduly interfere with the operation of the Business and/or the use of, access to or egress from the Leased Property.

                  (ii) Buyer's right to conduct tests, inspect records and other documents, and visually inspect all buildings and equipment at the Leased Real Property shall also be subject to the following terms and conditions:

                       (A) All testing performed on Buyer's behalf shall be conducted by the Consultant;

                       (B) Seller shall have the right to accompany the Consultant as it performs testing;

                       (C) Except as otherwise required by law, any information concerning the Leased Real Property gathered by Buyer or the Consultant as the result of, or in connection with, the testing shall be kept confidential in accordance with subsection (D) below and shall not be revealed to, or discussed with, anyone other than Representatives of Buyer or Representatives of Seller or Parent who agree to comply with the provisions of subsection (D) below; and

                       (D) In the event that any party to this Agreement or any party set forth in subsection (C) above is requested or required to disclose information described in subparagraph (b)(i), Buyer shall provide Seller or Seller shall provide Buyer, as the case may be, with prompt notice of such request so that Seller or Buyer, as the case may be, may seek an appropriate protective order or waiver by the other party's compliance with this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, such party is nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party will furnish only that portion of the information which is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be afforded to the disclosed information. The requirements of this subparagraph shall not apply to information in the public domain or lawfully acquired on a nonconfidential basis from others.

         6.5 CONDUCT OF BUSINESS. From the date hereof through the Closing, Seller shall, except as contemplated by this Agreement, or as consented to by Buyer in writing, operate the Business in the ordinary course of business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

             (a) change or amend the Certificate of Incorporation or Bylaws of Seller;

             (b) enter into, extend, materially modify, terminate or renew any Contract or Lease, except in the ordinary course of business;

             (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, Seller will produce, maintain and sell inventory consistent with its past practices;

             (d) incur any Liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other Liability;

             (e) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of Seller in effect on the date hereof that are described on the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Plan or policy;make any change in the key management structure of Seller, including without limitation the hiring of additional officers or the termination of existing officers;

                  (ii) adopt, enter into or amend any Employee Plan, agreement (including without limitation any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations or which does not increase in any material respects the benefits made available to employees under such Employee Plan; or

                  (iii) fail to maintain all Employee Plans in accordance with applicable Regulations;

             (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

             (g) declare, set aside, make or pay any dividend or other distribution in respect of Seller's capital stock;

             (h) enter into, renew, modify or revise any agreement or transaction with Parent or any of its affiliates other than for the transfer of cash in accordance with Parent's ordinary course cash management practices;

             (i) make any income tax election or settlement or compromise with tax authorities;

             (j) fail to comply in any material respect with all Regulations applicable to it, the Assets and the Business;

             (k) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of Seller's capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

             (l) fail to use its best efforts to (i) retain the Seller's employees and (ii) maintain the Business so that such employees will remain available to Seller on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers and others having business dealings with Seller and (iv) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date;

             (m) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder; or

             (n) transfer any cash or cash equivalents to Parent (whether by loan, dividend or otherwise) except for remittances of proceeds received from sales of proprietary products.

         6.6 EMPLOYEE MATTERS.

             (a) Buyer shall extend offers of employment to all of the employees of Seller effective as of the Closing Date, which offers shall be on terms and conditions substantially similar to the current terms and conditions of employment by Seller. Seller shall cooperate with and use its commercially reasonably efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with the employees of Seller. Employees of Seller who become employees of Buyer as of the Closing Date are referred to herein as "Rehired Employees."

             (b) Buyer agrees that, with respect to all of its employee benefit programs and arrangements covering or otherwise benefiting any of the Rehired Employees on or after the Closing Date, service with Seller and its affiliates shall be counted for purposes of determining any period of eligibility to participate or to vest in benefits to the same extent such service was counted under Seller's employee programs, except that service with Seller shall not be taken into account with respect to calculation of pension payments under Buyer's pension plan.

             (c) Except to the extent required by law, Seller shall not pay Rehired Employees their accrued and unused vacation, and Buyer shall provide, without duplication of benefits, all Rehired Employees with vacation time rather than cash in lieu of vacation time for all vacation earned and unpaid through the Closing Date.

             (d) Buyer shall provide a medical plan as of the Closing Date so as to ensure uninterrupted coverage of all Rehired Employees. Such medical plan shall grant credit for amounts paid by employees during the applicable plan year beginning prior to the Closing Date, shall not exclude pre-existing conditions and shall provide for medical benefits substantially consistent with the Seller's medical plan in effect prior to the Closing Date.

             (e) From and after the Closing Date until December 31, 2000, Buyer shall provide employee benefits and compensation to the Rehired Employees which are substantially similar to those provided by Seller immediately prior to the Closing Date. Without limiting the foregoing, Buyer shall continue in effect the 2000 compensation plan for Seller's salesmen, which was announced in January 2000.

             (f) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with (i) the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or (ii) restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees provided that Buyer continues to provide employee benefits and compensation to the Rehired Employees which are substantially similar to those provided by Seller through December 31, 2000.

             (g) Seller shall not, directly or indirectly, hire or offer employment to or seek to hire or offer employment to any Rehired Employee after the Closing Date or any employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

         6.7 SHAREHOLDER APPROVAL.

             (a) As soon as reasonably practicable after execution of this Agreement, Parent shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement seeking Parent's shareholders' approval of, among other things, the sale of the Purchased Assets to Buyer (the "Proxy Statement"), and shall use its reasonable efforts to cause SEC review of the Proxy Statement to be completed as promptly as practicable. Buyer shall cooperate in the preparation and filing of the Proxy Statement and shall furnish all information concerning Buyer as Parent may reasonably request in connection with such action. Parent shall call an annual or special meeting of its shareholders (the "Shareholders' Meeting"), to be held as soon as reasonably practicable after the SEC indicates that it has no further comments on the Proxy Statement, for the purpose of Parent's shareholders voting upon the approval of the sale of the Purchased Assets to Buyer.

             (b) In connection with the Shareholders' Meeting, the Board of Directors of Parent shall recommend to its stockholders the approval of the matters submitted for approval unless withdrawal of such recommendation is required in order for the Board of Directors of Parent to comply with its obligations to Parent shareholders under applicable law. If Parent or its Representatives provides information to or negotiates with a third party that makes an unsolicited bid to acquire Parent in its entirety in accordance with
Section 6.2(a) hereof and the Board of Directors subsequently withdraws its recommendation of the transactions contemplated hereby on the basis that it cannot, in a manner consistent with its duties to shareholders under applicable law, continue to recommend the transactions contemplated hereby in light of the existence of such other transaction, Parent shall pay to Buyer upon the earlier of (i) Buyer's, Seller's and Parent's mutually agreeing to terminate this Agreement in light of such other transaction; (ii) termination of this Agreement by Buyer pursuant to clause (ii) or (iii) of Section 11.1(a) hereof or (iii) Parent's shareholders failing to approve the transactions contemplated hereby at the Shareholders' meeting: (1) a break-up fee in the amount of $250,000 plus Buyer's actual expenses incurred with respect to its environmental due diligence, and (2) a topping fee equal to five percent (5%) of the acquisition price offered by such third party attributable to the assets of Seller. Additionally, any interim financing provided by Buyer to Seller or Parent, if any, shall be repaid immediately upon termination of this Agreement.

             (c) Subject to the provisions of this Section 6.7, the Board of Directors and officers of Parent shall use their reasonable efforts to obtain such shareholders' approval.

         6.8 ASSUMPTION OF LEASES. Buyer shall be obligated to assume all Leases to the extent transferable other than those that relate to Facilities where Buyer has identified material environmental contingencies. At least five (5) business days prior to the Closing Date, Buyer shall deliver to Seller a list of the Leases, if any, which Buyer will not assume in connection with the purchase and sale of the Purchased Assets. The Leases so designated by Buyer will be deemed Excluded Assets and the Liabilities of Seller thereunder will be deemed Excluded Liabilities for purposes of this Agreement. Buyer shall remove the Purchased Assets located at the Facilities covered by the Leases not assumed by Buyer within 30 days after the Closing Date. Buyer shall reimburse Seller for its costs under the Leases not assumed by Buyer from the Closing Date until the Purchased Assets are removed from such Facilities. To the extent that Buyer reasonably determines not to assume the Leases for certain Facilities pursuant to this Section 6.8 and the elimination of such Facilities materially adversely affects the value of the Purchased Assets taken as a whole, Seller and Buyer shall negotiate in good faith an appropriate adjustment to the Purchase Price.

         6.9 MONTHLY FINANCIAL STATEMENTS. Seller shall prepare and deliver to Buyer as promptly as practicable following the end of each month (beginning with March 2000 and ending with the last full month prior to the Closing Date) unaudited monthly balance sheets as of the end of each such month and statements of operations for such month and for the period from January 1, 2000 through the end of such month.

        6.10 BOARD APPROVAL. This Agreement is subject to the approval of the boards of directors of Seller and Parent. Each of Seller and Parent will hold a meeting of its board or will take action by written consent of its board on or prior to March 28, 2000. Seller and Parent will deliver certified copies of their board resolutions to Buyer on or prior to March 30, 2000.

        6.11 WORKING CAPITAL. This Agreement is subject to Parent and/or Seller obtaining sufficient additional commitments for loans or other sources of cash to satisfy Parent's and Seller's working capital needs through the Closing Date.

                                  ARTICLE VII.

                       CONDITIONS TO SELLER'S OBLIGATIONS

                  The obligations of Seller to consummate the transactions provided for hereby are subject, in the reasonable discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

         7.2 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. All consents, approvals and waivers from governmental authorities and other parties necessary to permit Seller to transfer the Assets to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon the Purchased Assets or Seller. Seller shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the purchase and sale of the Purchased Assets and Buyer's assumption of the Assumed Liabilities. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

         7.3 NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Purchased Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

         7.4 CERTIFICATES. Buyer shall furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

         7.5 CORPORATE DOCUMENTS. Seller shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary.

         7.6 ASSUMPTION DOCUMENT. Buyer shall have executed the Assumption Document.

         7.7 ANCILLARY AGREEMENTS. Buyer shall have executed and delivered the Ancillary Agreements to which Buyer is a party.

         7.8 SHAREHOLDER APPROVAL. The shareholders of Parent shall have approved this Agreement and the sale of the Purchased Assets, as and to the extent required by Nebraska law, by the provisions of Parent's certificate of incorporation or by the rules of the Nasdaq National Market.

         7.9 OPINION OF COUNSEL. Seller shall have received the opinion of counsel to Buyer covering the matters set forth on Exhibit H hereto.

                                  ARTICLE VIII.

                        CONDITIONS TO BUYER'S OBLIGATIONS

             The obligations of Buyer to consummate the transactions provided for hereby are subject, in the reasonable discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

         8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

         8.2 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Buyer (including, without limitation, all required third party consents to the assignment of the Leases and Contracts to be assumed by Buyer) shall have been obtained. Buyer shall be reasonably satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the purchase and sale of the Purchased Assets and Buyer's assumption of the Assumed Liabilities. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

         8.3 RELEASES OF LIENS. Without limiting the condition set forth in
Section 8.2, any liens on the Purchased Assets arising under or by virtue of Parent's Senior Subordinated Notes due 2000 and the Note and Warrant Purchase Agreement related thereto (the "Note Purchase Agreement"), Parent's 7% Senior Secured Convertible Debentures due January 24, 2001 and the Convertible Debentures and Warrants Purchase Agreement (the "Debenture Purchase Agreement") and the Security Agreement related thereto, and the Term Loan and Security Agreement, dated as of July 30, 1999 between Parent and Coast Business Credit (the "Parent Coast Loan") shall have been released. In addition, the holders of the Senior Subordinated Notes shall have waived compliance with all covenants that would limit or prohibit the transactions contemplated hereby and, through the Closing Date, all financial covenants contained in the Note Purchase Agreement, the holders of the Convertible Debentures shall have waived compliance with all covenants that would limit or prohibit the transactions contemplated hereby and, through the Closing
Date, all financial covenants under the Debenture Purchase Agreement and related agreements (other than covenants with respect to registration rights) and Coast shall have waived compliance with all covenants that would limit or prohibit the transactions contemplated hereby and, through the Closing Date, all financial covenants under the Parent Coast Loan. The holders of the Senior Subordinated Notes and the holders of the Convertible Debentures also shall have amended their agreements with Parent so that Parent's obligations to issue shares of its common stock or warrants to them will arise only if the Senior Subordinated Notes have not been repaid in full on or before July 31, 2000.

         8.4 NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Purchased Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

         8.5 CERTIFICATES. Parent and Seller shall furnish Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

         8.6 MATERIAL CHANGES. Since the Balance Sheet Date, there shall not have been any material adverse change with respect to the Business or the Assets.

         8.7 CORPORATE DOCUMENTS. Buyer shall have received from Seller resolutions adopted by the boards of directors of Parent and Seller and resolutions of Parent, for itself and as the shareholder of Seller, approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by Parent's and Seller's corporate secretary, as applicable.

         8.8 DUE DILIGENCE REVIEW. Buyer and its Representatives shall have conducted a due diligence review of Seller's Books and Records, Financial Statements, and other records and accounts of the Business, and in the reasonable discretion of Buyer, Buyer shall be satisfied on the basis of such review that there has been no material breach of the representations and warranties or the pre-closing covenants of Parent or Seller made pursuant to this Agreement.

         8.9 CONVEYANCING DOCUMENTS; RELEASE OF ENCUMBRANCES. Seller shall have executed and delivered each of documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Purchased Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

        8.10 NAME CHANGE. Seller shall have filed an amendment to its Certificate of Incorporation to change its corporate name so as not to include the words "Turf Partners" or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public. Such amendment shall be in a form acceptable for filing with the Secretary of State of the State of Delaware.

        8.11 OTHER AGREEMENTS. Parent and Seller shall have executed and delivered the Ancillary Agreements

        8.12 SHAREHOLDER APPROVAL. The shareholders of Parent shall have approved this Agreement and the sale of the Purchased Assets, as and to the extent required by Nebraska law, by the provisions of Parent's certificate of incorporation or by the rules of the Nasdaq National Market.

        8.13 OPINION OF COUNSEL. Buyer shall have received the opinion of counsel to Seller covering the matters set forth on Exhibit I hereto.

        8.14 EMPLOYMENT OF REHIRED EMPLOYEES. Buyer shall have received acceptances of employment from Rehired Employees sufficient in Buyer's reasonable discretion to operate the Business after Closing in the same manner as run by Seller prior to Closing.

                                   ARTICLE IX.

                      RISK OF LOSS; CONSENTS TO ASSIGNMENT

         9.1 RISK OF LOSS. From the date hereof through the Closing Date, all risk of loss or damage to the property included in the Assets shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Buyer as soon as practicable after, but in any event within five (5) calendar days of, discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if any, which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten (10) calendar days after receipt of Seller's notice or if there is not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and subject to Section 10.4(f), to such indemnification for any uninsured portion of such loss pursuant to Section 10.4, and the full Purchase Price shall be paid for such Assets, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the parties or (c) if the destruction or damage of a portion of the Assets has a material adverse effect on the Business or the Purchased Assets taken as a whole, terminating this Agreement in accordance with Section 11.1. If Buyer accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

         9.2 CONSENTS TO ASSIGNMENT. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise.

                                   ARTICLE X.

                           ACTIONS BY SELLER AND BUYER

                                AFTER THE CLOSING

        10.1 COLLECTION OF ACCOUNTS RECEIVABLE AND LETTERS OF CREDIT. At the Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all receivables, letters of credit and other items which constitute a part of the Assets, and Seller shall within forty-eight (48) hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Buyer any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items. Seller shall promptly transfer or deliver to Buyer or its designee any cash or other property that Seller may receive in respect of any deposit, prepaid expense, claim, contract, license, lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Assets.

        10.2 BOOKS AND RECORDS; TAX MATTERS.

             (a) BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out of pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this Section 10.2(a) shall be subject to the terms of the Confidentiality Agreement.

             (b) COOPERATION AND RECORDS RETENTION. Seller and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

             (c) PAYMENT OF LIABILITIES. Following the Closing Date, Seller shall pay promptly when due all of the debts and Liabilities of Seller, including any Liability for Taxes, other than Assumed Liabilities; PROVIDED, HOWEVER, this covenant shall not apply to that portion (or all) of any debt that Seller is contesting in good faith.

        10.3 SURVIVAL OF REPRESENTATIONS, ETC. All of the representations, warranties, covenants and agreements made by each party in this Agreement or in any attachment, exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) one year following the Closing (except with respect to the representations and warranties set forth Sections 4.20, 4.21 and 4.25 which shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

        10.4 INDEMNIFICATIONS.

             (a) BY PARENT AND SELLER. Parent and Seller, jointly and severally, shall indemnify, save and hold harmless Buyer, its affiliates and subsidiaries, from and against any and all costs, losses (including without limitation diminution in value), Taxes (other than Taxes which Buyer has agreed to pay pursuant to Sections 2.2(e) and 2.7), Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Parent or Seller in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; (iii) any Excluded Liability or (iv) any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Purchased Assets.

             The term "Damages" as used in this Section 10.4 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by Seller of amounts for which Seller is indemnified, shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnify Seller, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law.

             (b) BY BUYER. Buyer shall indemnify and save and hold harmless Parent, Seller, and their respective affiliates and subsidiaries from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or (iii) from and after the Closing, any Assumed Liability.

             (c) COOPERATION. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; PROVIDED, HOWEVER, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

             (d) DEFENSE OF CLAIMS. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.3, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.4. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; PROVIDED, HOWEVER, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 10.4 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

             (e) BUYER'S RIGHT OF OFFSET. Anything in this Agreement to the contrary notwithstanding, Buyer may withhold and set off against any amounts otherwise due Seller any amount as to which Seller is obligated to indemnify Buyer pursuant to any provision of this Section 10.4.

             (f) BROKERS AND FINDERS. Pursuant to the provisions of this Section 10.4, each of Buyer and Seller shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

             (g) LIMITATIONS. Neither Buyer nor Seller shall be liable to the other under this Section 10.4 for any Damages until either any individual amount otherwise due the party being indemnified exceeds One Hundred Thousand Dollars ($100,000) or the aggregate amount otherwise due the party being indemnified exceeds an accumulated total of Two Hundred Thousand Dollars ($200,000). Claims for indemnification with respect to fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach of any representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto shall not be subject to any of the limitations set forth in this Article X.

        10.5 BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of
Section 10.4 hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws.

        10.6 TAXES. Subject to Section 2.7, Parent and Seller shall pay, or cause to be paid, when due all Taxes for which Seller is or may be liable or that are or may become payable with respect to all taxable periods ending on or prior to the Closing Date.

        10.7 OPERATION OF BUSINESS. From the Closing Date through December 31, 2000, Buyer shall operate the Business using the Purchased Assets as a separate business unit in accordance with the budget and forecast for the Business attached hereto as Exhibit J. Buyer also shall maintain separate, auditable financial statements for the Business following the Closing Date.

                                  ARTICLE XI.

                                  MISCELLANEOUS

        11.1 TERMINATION.

             (a) TERMINATION. This Agreement may be terminated at any time prior to Closing:

                  (i) By mutual written consent of Buyer and Seller;

                  (ii) By Buyer or Seller if the Closing shall not have occurred on or before August 31, 2000; PROVIDED HOWEVER, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (iv) of this Section 11.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1;

                  (iii) By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Parent or Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had an adequate opportunity to cure such failure;

                  (iv) By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; PROVIDED that, Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure;

                  (v) By Buyer if Seller and Parent have not obtained the board approvals contemplated by Section 6.10 hereof; or

                  (vi) By Seller if it has not obtained commitments for additional working capital, as contemplated by Section 6.11, on or before March 28, 2000.

             (b) IN THE EVENT OF TERMINATION. In the event of termination of this Agreement:

                  (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                  (ii) The provisions of the Confidentiality Agreement shall continue in full force and effect; and

                  (iii) No party hereto shall have any Liability to any other party to this Agreement, except as stated in subsections (i), (ii) and (iii) of this Section 11.1(b), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

        11.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and Liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

        11.3 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to Parent or Seller, addressed to:

                           Eco Soil Systems, Inc.
                           10740 Thornmint Road
                           San Diego, CA  92177
                           Attention:  William B. Adams

                  With a copy to:

                           Latham & Watkins
                           701 "B" Street
                           Suite 2100
                           San Diego, California  92101
                           Attention:  Robert E. Burwell


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

                  If to Buyer, addressed to:

                           J. R. Simplot Company
                           999 Main Street, Suite 1300
                           Boise, Idaho 83702
                           Attention:  Ray Sasso

                  With a copy to:

                           J.R. Simplot Company
                           999 Main Street, Suite 1300
                           Boise, Idaho 83702
                           Attention:  General Counsel

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

        11.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions of California law).

        11.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, the Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), and the Confidentiality Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        11.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.7 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

        11.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.


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

        11.9 TITLES; GENDER. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

       11.10 PUBLIC STATEMENTS AND PRESS RELEASES. The parties hereto covenant and agree that, except as provided for hereinbelow, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; PROVIDED, HOWEVER, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

       11.11 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

       11.12 SERVICE OF PROCESS, CONSENT TO JURISDICTION.

             (a) SERVICE OF PROCESS. Each parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

             (b) CONSENT AND JURISDICTION. Each party hereto irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Southern District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of San Diego, California; (2) consents to the jurisdiction or any such court in any such suit, action or proceeding; and (3) waives any objection which such Shareholder may have to the laying of venue of any such suit, action or proceeding in any such court.

       11.13 ATTORNEYS' FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.


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

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

PARENT:                                 BUYER:


ECO SOIL SYSTEMS, INC.                  J.R. SIMPLOT COMPANY


By: /s/ William B. Adams                By: /s/ Stephen A. Beebe
   -------------------------------         ---------------------------------
   Name: William B. Adams                  Name: Stephen A. Beebe
        --------------------------              ----------------------------
   Its: Chairman/CEO                       Its: President and CEO
       ---------------------------             -----------------------------


SELLER:


TURF PARTNERS, INC.


By: /s/ William B. Adams
   -------------------------------
   Name: William B. Adams
        --------------------------
   Its: Chairman/CEO
       ---------------------------


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